EXHIBIT 21

                                  SUBSIDIARIES


                                                                        STATE OR OTHER           PERCENTAGE
PARENT                                                        JURISDICTION OF INCORPORATION      OWNERSHIP
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HCB Bancshares, Inc.                                                      Oklahoma



Subsidiaries (1)
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HEARTLAND Community Bank                                                 United States               100%

Subsidiary of HEARTLAND Community Bank
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HCB Properties, Inc.                                                       Arkansas                  100%

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(1) The assets, liabilities and operations of the subsidiaries are included in the Consolidated Financial Statements contained in Item 8 hereof.